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                                                                   Exhibit 10.30


                              COMMISSION AGREEMENT

         THIS COMMISSION AGREEMENT ("Agreement") is entered as of this 17th day of December, 2001, by and between e-MedSoft.com dba Med Diversified and its respective affiliates, associates, assigns and successors-in-interest (collectively "MED"), on the one part, and Societe Financiere du Seujet Limited and/or its designee (collectively "SFSL") on the other part. MED and SFSL may hereinafter be collectively referred to as the "Parties".

         The Parties hereto hereby irrevocably and unconditionally agree to the following:

         1. SFSL has introduced to MED the following individuals and entities, including each of their respective affiliates, associates, assigns and successors-in-interest: (i) Bridgewater Capital Corporation ("Bridgewater"); (ii) Urban Smedsby ("Smedsby"); (iii) Levinson Capital Corporation ("Levinson Capital"); and (iv) Samuel Levinson ("Levinson"). Bridgewater, Smedsby, Levinson Capital and Levinson may hereinafter be collectively referred to as the "SFSL Sources".

         2. SFSL has represented to MED that the SFSL Sources may have an interest in certain investments and/or transactions relating to MED.

         3. In the event any of the SFSL Sources consummate any type of investment and/or transaction with MED, SFSL and/or its designee shall, for its introductions and services to MED, be compensated by MED in an amount equal to six percent (6%) of the gross amount of any such investment in cash and concurrent with the closing (the "SFSL Fee").

         4. MED hereby irrevocably and unconditionally agrees that no transactions with any SFSL Sources are to be consummated unless and until MED has received written consent and approval from SFSL.

         5. MED hereby irrevocably and unconditionally agrees not to circumvent SFSL in connection with any matter or transaction involving any of the SFSL Sources. MED further irrevocably and unconditionally agrees that such circumvention will cause irreparable harm and damage to SFSL, in an amount to be determined by law.

         6. MED hereby irrevocably and unconditionally agrees that this Agreement shall be extended to and include any transaction MED on the one part, and any SFSL. Source on the other part, may enter into in the future, and SFSL shall be compensated by MED on any such other transaction in an amount as agreed upon, in writing between MED and SFSL, on a deal-by-deal basis.


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         7.       This Agreement shall be binding upon the Parties hereto and their heirs, executors, successors and assigns for a period of three (3) years from the date hereof.

         8. This Agreement may not be modified, amended, altered or supplemented except upon the execution of a written agreement, executed by each of the Parties hereto.

         9. If any provision of this Agreement is held to be invalid, void or unenforceable as a matter of law, the remaining provisions hereof shall nevertheless continue in full force and effect.

         10. This Agreement shall be governed by and construed in accordance with Swiss laws.

         11. This Agreement may be executed in separate counterparts, by original and/or facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the day and year first above written.

SOCIETE FINANCIERE                             E-MEDSOFT.COM DBA MED
DU SEUJET LIMITED                              DIVERSIFIED


By: __________________________________     By: _________________________________
    Riccardo Mortara                           Frank P. Magliochetti, Jr.
    Authorized Signatory                       Its President, Chief Executive
                                               Officer And Vice Chairman
                                               Authorized Signatory


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